Exhibit 10.6

THE CHUBB CORPORATION
LONG-TERM STOCK INCENTIVE PLAN (2004)

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT, dated as of March 3, 2005, is by and between The Chubb Corporation (the “Corporation”) and [              ] (the “Participant”), pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2004) (the “Plan”).  Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan.  If any provision of this Agreement conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.

WHEREAS, pursuant to the provisions of the Plan, the Committee has authorized the grant to the Participant of Restricted Stock Units in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Restricted Stock Units on the terms and conditions set forth herein.

NOW, THEREFORE, the Participant and the Corporation agree as follows:

1.                                       Grant of Restricted Stock Units.  Pursuant to the provisions of the Plan, the Corporation on the date set forth above (the “Grant Date”) has granted and hereby evidences the grant to the Participant, subject to the terms and conditions set forth herein and in the Plan, of an award of [            ] Restricted Stock Units (the “Award”).

2.                                       Vesting and Rights as a Shareholder.  It is understood and agreed that the grant of the Award evidenced hereby is subject to the following conditions:

(a)                                  Restrictions on Transfer.   Until settlement of the Restricted Stock Units in accordance with Section 6, the Restricted Stock Units may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except (i) by will or the laws of descent and distribution or (ii) to a “Permitted Transferee” (as defined in Section 11(b) of the Plan) with the permission of, and subject to such conditions as may be imposed by, the Committee.

(b)                                 Restriction Period.  The Restriction Period applicable to the Restricted Stock Units covered by the Award shall begin on the date hereof and, except as otherwise provided in Section 3 or 4, shall, subject to the Participant’s continued employment from the Grant Date, lapse on the third anniversary of the Grant Date (such date to be hereafter referred to as the “Vesting Date”).

(c)                                  No Rights as a Shareholder.  Until shares of Stock are issued, if at all, in satisfaction of the Corporation’s obligations under this Award, in the time and manner provided in Section 6, the Participant shall have no rights as a shareholder.

(d)                                 Dividend Equivalents.  Without limiting the generality of the foregoing, until settlement of the Restricted Stock Units in accordance with Section 6, as soon as practicable after dividends are paid on the Stock, the Participant shall be paid an amount in cash equal to the amount of dividends paid on that number of shares of the Stock as is equal to the number of the Participant’s Restricted Stock Units.

3.                                       Termination of Employment.

(a)                                  Qualifying Termination of Employment.  If the Participant’s employment terminates by reason of a Qualifying Termination of Employment during the Restriction Period (i.e., before the Vesting Date), the Restriction Period shall lapse as to (and there shall become vested and non-forfeitable) that number of Restricted Stock Units equal to the product of (i) the number of Restricted Stock Units covered by the Award and (ii) a fraction, the numerator of which is the number of full calendar months during the Restriction Period that the Participant was employed and the denominator of which is 36.  The remainder of the Restricted Stock Units covered by the Award shall be forfeited and cancelled without further action by the Corporation or the Participant as of the date of such termination of employment.

(b)                                 Termination for any Other Reason.  If the Participant’s employment terminates for any reason other than a Qualifying Termination of Employment during the Restriction Period (i.e., before the Vesting Date), all of the Restricted Stock Units covered by the Award shall be forfeited and cancelled without further action by the Corporation or the Participant as of the date of such termination of employment.

(c)                                  Transfers between the Corporation and Subsidiaries; Leaves, Other Absences and Suspension.  Transfer from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another shall not be considered a termination of employment.  Any question regarding whether a Participant’s employment has terminated in connection with a leave of absence or other absence from active employment shall be determined by the Committee, in its sole discretion, taking into account the provisions of applicable law and the Corporation’s generally applicable employment policies and practices.  The Committee may also suspend the operation of the termination of employment provisions of this Agreement for such period and upon such terms and conditions as it may deem necessary or appropriate to further the interests of the Corporation.

(d)                                 Termination Pursuant to a Change in Control.  Notwithstanding the provisions of Section 3(b), if the Participant’s employment is involuntarily terminated other than for Cause or if the Participant terminates employment due to death or Disability, in all such cases on or after the date the Corporation’s shareholders approve a Change in Control pursuant to subsections (iii) or (iv) of such definition but prior to the consummation of such Change in Control, the Participant shall be treated as having continued employment through, and terminated employment immediately after, such Change in Control.

4.                                       Change in Control.  Notwithstanding anything in Section 6 to the contrary, in the event a Change in Control occurs, Restricted Stock Units covered by the Award not previously forfeited pursuant to Section 3 shall be treated as provided for in Section 9 of the Plan, in which case the Restricted Stock Units covered by the Award shall become payable as provided in Sections 9(a)(i) and 9(a)(iii) of the Plan or, if applicable, be honored, assumed or substituted for in accordance with Section 9(b) of the Plan.

5.                                       Adjustment in Capitalization.  In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of the number and kind of units (or other property) subject to this Award and/or, if deemed appropriate, make provision for a cash payment to the person holding this Award, provided, however, that the number of Restricted Stock Units subject to this Award shall always be a whole number.

6.                                       Settlement of Restricted Stock Units.  Subject to the provisions of Section 4 and this Section 6, the Corporation shall deliver to the Participant (or, if applicable, the Participant’s Designated Beneficiary or legal representative) that number of shares of Stock as is equal to the number of Restricted Stock Units covered by the Award that have become vested and nonforfeitable as soon as administratively practicable after (but no later than 2½ months after) the end of the calendar year in which occurs the earlier of (i) the Vesting Date or (ii) a Qualifying Termination of Employment; provided, however, that if the Participant is (or is reasonably expected to be) a “covered employee” within the meaning of Section 162(m) of the Code for the calendar year in which delivery of such Stock would ordinarily be made, the Corporation shall delay delivery of all of such shares of Stock to such Participant until the Participant’s termination of employment with the Corporation and all members of the controlled group of entities of which the Corporation is a member.  Such Stock shall be delivered to such Participant or (if the Participant has elected payment in a form other than a lump sum) commence to be delivered to such Participant as soon as administratively practicable after the date which is six months after the date of such termination of employment.  Subject to the immediately preceding two sentences, the Participant may, by election filed with the Corporation under its Key Employee Deferred Compensation Plan (2005) (or any successor plan or program), and on a form acceptable to the Committee, not later than December 31 of the calendar year before the calendar year of the Grant Date and subject to such terms and conditions as the Committee may specify, elect to have shares of Stock deliverable in respect of vested and nonforfeitable Restricted Stock Units deferred until such later date(s) as shall be specified in such election.  Any deferral election made for such Restricted Stock Units after such December 31 shall be deemed void and without force and effect.

7.                                       Notice.  Any notice given hereunder to the Corporation shall be addressed to The Chubb Corporation, Attention:  Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Participant shall be addressed to the Participant at the Participant’s address as shown on the records of the Corporation.

8.                                       Restrictive Covenants. As a condition to the receipt of the Award made hereby, the Participant agrees to be bound by the terms and conditions hereof and of the Plan, including the following restrictive covenants:

(a)                                  Non-Disclosure.  A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use (other than in the Corporation’s or any of the Subsidiaries’ business), any confidential information or material relating to the business of the Corporation or any of the Subsidiaries that is acquired by the Participant either during or after employment with the Corporation or any of the Subsidiaries.

(b)                                 Non-Solicitation.  A Participant shall not during his or her employment with the Corporation or any of the Subsidiaries and for a period of one year following any termination of such employment relationship, directly or indirectly, solicit, persuade, encourage or induce any individual employed by the Corporation or any of the Subsidiaries during the above-referenced time periods to become employed by or associated with any person or entity other than the Corporation or any of the Subsidiaries, which employs the Participant or for which the Participant serves as an officer, director, shareholder, partner or consultant, or with any firm related to any such person or entity or to permit any other person or entity to do so on the Participant’s behalf.

(c)                                  Inventions.  A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation or any of the Subsidiaries, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any of the Subsidiaries and shall do anything reasonably necessary to enable the Corporation or any of the Subsidiaries to secure a patent, copyright or any other intellectual property rights where appropriate in the United States and in foreign countries.

(d)                                 Relief with Respect to Violations of Covenants.  Failure to comply with the provisions of this Section 8 at any point before the Restricted Stock Units covered by the Award are settled in accordance with Section 6 of this Agreement shall cause such Restricted Stock Units to be cancelled and rescinded without any payment therefor.  In the event that all or any portion of the Restricted Stock Units covered by this Award shall have been settled in accordance with the terms of this Agreement within six months of the date on which any breach by the Participant of any of the provisions of this Section 8 shall have first occurred, the Committee may require that the Participant repay (with appreciation (if any), determined up to the date repayment is made), and the Participant shall promptly repay, to the Corporation the Fair Market Value of any Stock conveyed to the Participant within such period in respect of such Restricted Stock Units.  Additionally, the Participant agrees that the Corporation shall be entitled to an injunction, restraining order or such other equitable relief restraining the Participant from committing any violation of the covenants or obligations contained in this Section 8.  These rescission rights and injunctive remedies are cumulative and are in addition to any other rights and remedies the Corporation may have at law or in equity.  The Participant acknowledges and agrees that the covenants and obligations in this Section 8 relate to special, unique and extraordinary matters and that a violation or threatened violation of any of the terms of such covenants or obligations will cause the Corporation and the Subsidiaries irreparable injury for which adequate remedies are not available at law.

(e)                                  Reformation.  The Participant agrees that the provisions of this Section 8 are necessary and reasonable to protect the Corporation in the conduct of its business.  If any restriction contained in this Section 8 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope hereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

9.                                       Withholding.  At the Committee’s discretion, the Participant shall be required to either pay to the Corporation the amount of any taxes required by law to be withheld as may be necessary in the opinion of the Corporation to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction with respect to Stock deliverable hereunder or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

10.                                 Committee Discretion; Delegation.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion and in accordance with the terms of the Plan, may take any action that is authorized under the terms of the Plan that is not contrary to the express terms hereof, including accelerating the lapse of the Restriction Period with respect to all or any portion of the Restricted Stock Units covered by the Award, at such times (including, without limitation, upon or in connection with the Participant’s termination of employment) and upon such terms and conditions as the Committee shall determine.  Nothing in this Agreement shall limit or in any way restrict the power of the Committee, consistent with the terms of the Plan, to delegate any of the powers reserved to it hereunder to such person or persons as it shall designate from time to time.

11.                                 No Right to Continued Employment.  Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of the Subsidiaries to employ or continue the employment of the Participant for any period.

12.                                 Governing Law.  The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

13.                                 Signature in Counterpart.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

14.                                 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

15.                                 Amendment.  This Agreement may not be altered, modified or amended except by a written instrument signed by the Corporation and the Participant.

16.                                 Sections and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Participant have executed this Agreement in duplicate as of the day and year first above written.

THE CHUBB CORPORATION

By:
Secretary

By:
Participant